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                                                                   EXHIBIT 10.65

                                 AMENDMENT NO. 1

                                       TO

         THIRD AMENDED AND RESTATED ACCOUNTS RECEIVABLE MANAGEMENT AND
                               SECURITY AGREEMENT

     THIS AMENDMENT NO. 1 (this "Amendment No. 1") is entered into as of October 1, 2000, by and between TransTexas Gas Corporation, a Delaware corporation ("Borrower") and GMAC Commercial Credit LLC ("Lender").

                                   BACKGROUND

     Borrower and Lender are parties to a Third Amended and Restated Accounts Receivable Management and Security Agreement dated as of March 15, 2000 (as amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which Lender provides Borrower with certain financial accommodations.

     Borrower proposes to enter into a Permitted Hedging Transaction with Southern Company Energy Marketing L.P. ("SCEM"), which Permitted Hedging Transaction is to be supported by the SCEM Letter of Credit (as defined, pursuant to the amendment to the credit Agreement effected by this Amendment No. 1, in Section 1(A) of the Credit Agreement as so amended) to be issued, or arranged for issuance, by Lender. The reimbursement obligations of Borrower related to the SCEM Letter of Credit shall be secured solely by the SCEM LC Mortgages (as defined, pursuant to the amendment to the Credit Agreement effected by this Amendment No. 1, in Section 6(c) of the Credit Agreement as so amended) on a basis which is subordinate to Borrower's obligations under the Oil & Gas Credit Facility.

     Borrower has requested that Lender issue or arrange for issuance of the SCEM Letter of Credit and make certain amendments to the Credit Agreement and Lender is willing to do so on the terms and conditions hereafter set forth.

     NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrower by Lender, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Credit Agreement.

     2. Amendment to Credit Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Credit Agreement is hereby amended as follows:

          (a) Section 1(A) is amended as follows:

               (i) the following defined terms are added in their appropriate alphabetical order:


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               "Amendment No. 1" means Amendment No. 1 to this Credit Agreement dated as of October 1, 2000, between Borrower and Lender.

               "Amendment No. 1 Effective Date" means the date upon which all of the conditions precedent set forth in Section 4 of Amendment No. 1 have been satisfied.

               "Drilling Production Payment" means a Dollar-Denominated Production Payment or a Volumetric Production Payment conveyed to a third party in accordance with the provisions of Sections 6.2 and 6.3 of the Oil & Gas Credit Facility.

               "LC Overadvance" means the PV 10 Valuation Amount (as those terms are defined in the Oil & Gas Credit Facility) of proved Hydrocarbon Reserves which are subject to the SCEM LC Mortgages (after giving effect to any proposed disposition, release or subordination of any Mortgage Collateral) does not exceed 140% of the sum of (v) the Maximum Loan Amount under the Oil and Gas Credit Facility plus (ii) the undrawn principal amount of the SCEM Letter of Credit.

               "Mortgage" means each mortgage, deed of trust, trust deed, deed to secure debt, assignment, assignment of production, security agreement, financing statement or similar document, however styled, executed by Borrower, or any other person, in favor of Lender for the purpose of creating or granting a Lien on the property described therein, to secure all or any part of the Obligations relating to the SCEM Letter of Credit (but no other portion of the Obligations).

               "Mortgage Collateral" means the Real Property, Hydrocarbon Reserves and other property encumbered by any one or more of the SCEM LC Mortgages.

               "SCEM Hedging Transaction" means the Transaction (as defined in the SCEM ISDA Agreement) to be effected between SCEM and Borrower pursuant to the SCEM ISDA Agreement involving a base quantity of not more than 50,000 MMBtu per day of the aggregate of Borrower's natural gas production during the period not to exceed twelve months in duration beginning on or about the date of issuance of the SCEM Letter of Credit.

               "SCEM ISDA Agreement" means the Master Agreement dated as of October 1, 2000, between SCEM and Borrower, and includes (a) the ISDA Schedule to the Master Agreement (Multicurrency - Cross Border) of even date therewith between SCEM and Borrower attached to said Master Agreement (the "ISDA Schedule), (b) ISDA Credit Support Annex of even date therewith between SCEM and Borrower annexed to the ISDA Schedule (the "ISDA Annex"), and (c) Paragraph 13 of even date therewith attached to the ISDA Annex.

               "SCEM Letter of Credit" means that certain Letter of Credit in the form of Exhibit B issued or arranged for issuance by Lender for the account of Borrower for the benefit of Southern Company Energy Marketing L.P. in the face amount

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          not to exceed $6,500,000 and with an expiry date not more than thirteen months after the date of its issuance (and in no event later than March 14, 2005), and any amendments thereto effecting a reduction in the face amount thereof.

               "SCEM LC Mortgages" has the meaning set forth in Section 6(c).

               "SPS" means Southern Producer Services, L.P.

               "Subordination Agreement" means the Subordination Agreement dated as of the date of Amendment No. 1 by and among lender, Trustee and GMACCC as agent for the lenders under the Oil & Gas Credit Facility.

               "TCW/Southern" means SPS, TCW Portfolio No. 1555 DR V Sub-Custody Partnership, L.P. and TCW DR VI Investment Partnership, L.P., together with their successors and assigns as owners of the TCW/Southern Production Payment.

               "TCW/Southern Mandatory Offered Wells" means all of the following wells that are drilled during the period beginning one day prior to the date hereof and ending on and including March 31, 2001:

                    (a) each well not already subject to the TCW/Southern
               Production Payment that either (i) has a bottom hole location that is within 1500 feet of any lands and depths that are at such time subject to the TCW/Southern Production Payment, or (ii) penetrates a geological reservoir in communication with a zone either produced or able to be produced from any well that is at such time subject to the TCW/Southern Production Payment, provided that with respect to the Obenhaus No. 1 Gas Unit in Wharton County, Texas, any TCW/Southern Mandatory Offered Wells shall be limited to wells located on such unit, and

                    (b) each other well with its bottom hole location in State
               Tracts 308, 329, 330, 331, 332, 351, 352 and 353 in Galveston
               County, Texas, the adjacent acreage in the City of San Leon, Texas that was originally made subject to the TCW/Southern Production Payment, and any other acreage that is now or hereafter included in any production unit with any of the foregoing acreage.

               References herein to each well described in the foregoing paragraph (a) shall include the associated drilling unit of at least 80 acres, and references herein to each well described in the foregoing paragraph (b) shall include the associated drilling unit of at least 160 acres.

               "TCW/Southern Order" means the Order of the Bankruptcy Court dated February 2, 2000, in case No. 99-21550-C-11, in the United States Bankruptcy Court for the Southern District of Texas, Corpus Christi Division, approving the TCW/Southern Production Payment Transaction.

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                           "TCW/Southern Production Payment" means the Drilling
                  Production Payment conveyed as contemplated by the TCW/Southern Order and as part of the TCW/Southern Production Payment Transaction by Borrower to TCW/Southern pursuant to that certain Production Payment Conveyance dated on or about the date hereof as from time to time supplemented and amended.

                           (ii) the defined term "Letter of Credit Liabilities"
is amended by inserting the following parenthetical phrase after the words "Letter of Credit" in the first line thereof: "(including the SCEM Letter of Credit)."

                           (iii) the defined term "Ancillary Agreements" is
amended by inserting the words ", the Mortgages" after the words "any Guaranty" in the first line thereof.

                           (iv) the defined term "Availability" is amended by
inserting the following parenthetical phrase after the words "Letter of Credit Liabilities":

                                "(exclusive of the undrawn amount of the SCEM Letter of Credit in calculating Availability under subsection (y) herein)"

                  (b) Section 2(c) is hereby amended by inserting the parenthetical phrase "(exclusive of the undrawn amount of the SCEM Letter of Credit for purposes of subsection (y) below)" after the words "outstanding Letter of Credit Liabilities" in the fourth line thereof.

                  (c) Section 2(j) of the Credit Agreement is hereby amended in its entirety to read as follows:

                      "In connection herewith, Borrower has entered into a
                  letter agreement with the Lender dated the Closing Date Re:
                  Letter of Credit Financing Supplement to Third Amended and Restated Accounts Receivable Management and Security Agreement (the "Letter of Credit Agreement") pursuant to which Lender agrees to assist the Borrower in obtaining letters of credit (herein "Letters of Credit") from time to time. The aggregate Letter of Credit Liabilities in respect of all Letters of Credit at any time outstanding shall not exceed $10,000,000 (such amount the "Letter of Credit Sublimit"). Without the prior written consent of Lender, which may be granted or denied by Lender in any instance in its sole discretion, no Letter of Credit will have an expiry date of more than 180 days from the date of issuance or an expiry date which is later than the last day of the Term."

                  (d) Section 5(b)(iv) of the Credit Agreement is hereby amended in its entirety to read as follows:

                      "(iv) Letter of Credit Fee. Borrower shall pay Lender a
                  fee each month at the rate of (1) one quarter of one percent (.25 %) per annum times the total amount of the undrawn face amount of outstanding Letters of Credit (other than the SCEM Letter of Credit) of Borrower for each day during the prior month and (2) one half of one percent (.50%) per annum times the total amount of the undrawn face amount of the SCEM Letter of Credit for each day during the prior

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                  month. This fee shall be increased by one sixteenth (1/16) of one percent per annum for each day in any month in which the aggregate amount of Revolving Credit Advances plus the aggregate amount of Letter of Credit Liabilities (other than the SCEM Letter of Credit) exceeds the Formula Amount or the Letter of Credit Liabilities exceed the Letter of Credit Sublimit. Upon the occurrence and during the continuance of an Event of Default, the applicable letter of credit fee for any month within such period shall be increased by an additional one sixth (1/6) of one percent per annum."

                  (e) Section 6 is hereby amended by inserting new subsections
(c), (d), (e), and (f) in the appropriate order to read in their entirety as follows:

                      "(c) SCEM LC Mortgages. Borrower, to secure the prompt
                  payment to Lender of the Obligations relating to the SCEM Letter of Credit shall execute and deliver Mortgages, in form and substance satisfactory to Lender, upon the Real Property and Hydrocarbon Reserves described on Exhibit A to Amendment No. 1 (the "SCEM LC Mortgages"). The SCEM LC Mortgages shall secure all Obligations with respect to the SCEM Letter of Credit (but shall not secure any other Obligations) and shall not be subject to any Liens having priority over the Liens of the SCEM LC Mortgages except Permitted Prior Liens, the Liens of the M&M Claimants pursuant to Section 6B of the Plan and the Liens of Agent and the other Lenders under the Oil & Gas Credit Facility (but only to the extent such Liens do not cover collateral pledged pursuant to Section 6(a) of this Agreement). Without limiting the generality of the foregoing, until such time as the obligations of Borrower under the Oil & Gas Credit Facility have been paid in full and the Oil & Gas Credit Facility has terminated, the Liens of the Mortgages held by Agent and the Lenders under the Oil & Gas Credit Facility with respect to the property also covered by the SCEM LC Mortgages (but only to the extent such Liens of Agent and Lenders under the Oil & Gas Credit Facility do not relate to Collateral pledged pursuant to Section 6(a) of this Agreement), shall be senior and superior in priority to the Liens of the SCEM LC Mortgages.

                      (d) Disposition of Certain Mortgage Collateral Without
                  Requesting Release. Borrower or its Subsidiaries may, so long as an Event of Default shall not have occurred and be continuing or would exist after giving effect thereto and without requesting or receiving the consent of Lender (or any trustee under any of the SCEM LC Mortgages) dispose of Mortgage Collateral, free from the Lender's security interests, if and to the extent such disposition is permitted pursuant to Section 6.2(b) of the Oil & Gas Credit Facility; provided, however, Borrower shall not dispose of or transfer any Mortgage if after giving effect thereto an LC Overadvance shall exist.

                      (e) Requesting Release of Mortgage Collateral.

                               (i) Upon receipt of a written request in the form
                          of an officer's certificate (a "Release Request") Lender shall execute and deliver, within five Business Days from the receipt of such

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                          Release Request, any instruments deemed by Borrower to
                          be reasonably necessary or reasonably appropriate to release all or a part of the Mortgage Collateral from the security interests of Lender, if the provisions of this Section 6(e) have been complied with. Any such Release Request shall request Lender to execute one or more specifically described release instruments (which release instruments shall accompany such Release Request) and shall certify (1) that no Event of Default has occurred and is continuing, (2) that no Mortgage Collateral shall be disposed of if after giving effect to such disposition an LC Overadvance shall exist, and (3) that one of the conditions of
                          Section 15.2 of the Oil & Gas Credit Facility (specifying such condition) has been fulfilled, and if such specified condition is described in Section 15.2(a)(i) of the Oil & Gas Credit Facility, that the conditions of Section 15.1(a) of the Oil & Gas Credit Facility, if applicable, have been, or simultaneously with or immediately following the release will be, fulfilled.

                               (ii) At the request of Borrower (or with respect
                          to releases under the Security Documents, the grantor of the security interest thereunder), Lender shall, in lieu of releasing any Mortgage Collateral pursuant to this Section 6(e), execute and deliver a Subordination Agreement with respect to such Mortgage Collateral in form and substance acceptable to Lender.

                      (f) With Regard to the TCW/Southern Production Payment.
                  Neither the foregoing provisions nor anything else in this Agreement or the Ancillary Documents shall be deemed to prevent Borrower from offering to TCW/Southern, as supplements and additions to the TCW/Southern Production Payment, any TCW/Southern Mandatory Offered Wells that Borrower is obligated to offer pursuant to the terms of the Production Payment Purchase Agreement on or about the date hereof, between TCW/Southern and Borrower, and upon request Lender shall execute such documents as may be necessary to permit any such TCW/Southern Mandatory Offered Well to be made subject to the TCW/Southern Production Payment and to confirm that the interests therein added to the TCW/Southern Production Payment (but not Borrower's retained interests) are free from any Liens under the Ancillary Documents. In addition (but not in limitation of the foregoing), Borrower may make additional wells and acreage, other than TCW/Southern Mandatory Offered Wells, subject to the TCW/Southern Production Payment or any other Drilling Production Payment, provided that:

                          (i) Borrower shall not, without Lender's consent, so
                      make subject any proved hydrocarbon reserves that have been given value in any proved reserves report submitted by Borrower in connection with any borrowing base determination under the Oil & Gas Credit Facility.

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                          (ii) the Indebtedness attributable to any such
                      Drilling Production Payment, plus all then existing Indebtedness of Borrower and its Subsidiaries in respect of other Drilling Production Payments, shall not exceed the limitations in Section 7.4 of the Oil & Gas Credit Facility on the maximum amount of Drilling Production Payment Indebtedness that Borrower can incur, and

                          (iii) Borrower shall certify to Lender that the
                      foregoing conditions have been satisfied and that no Event of Default then exists. Subject to such conditions, Lender shall upon request execute such documents as may be necessary to permit the proposed Drilling Production Payment transaction to be implemented."

                  (f) A new Section 10A is hereby added to the Credit Agreement after Section 10 to read in its entirety as follows:

                      "10A. Representations, Warranties and Covenants Concerning
                  the SCEM LC Mortgages. Borrower hereby makes all of the additional representations, warranties and covenants set forth on Exhibit 10A of this Agreement."

                  (g) Section 13(g) is hereby amended by inserting the following immediately after the sixth sentence thereof (i.e., the sentence ending with the words "in its sole discretion shall determine") and immediately before the seventh sentence thereof (i.e., the sentence beginning with the words "Any surplus shall"):

                      "Notwithstanding the foregoing, and whether or not an Event of Default exists, Lender will make available to Borrower insurance proceeds covering properties subject to the TCW/Southern Production Payment for the purpose of permitting Borrower to use such funds for the repair of such properties and Borrower shall use such funds to diligently repair such properties as promptly as possible. Subject to the rights of the Agent under the Oil & Gas Credit Facility, the balance of any proceeds remaining after application to repair shall be remitted to Lender to be applied to the Obligations."

                  (h) The penultimate sentence of Section 20 is hereby amended in its entirety to read as follows:

                      "The proceeds of sale shall be applied first to all costs and expenses of sale, including all reasonable attorneys' fees, and second to the payment (in whatever order Lender elects) of all Obligations; provided, however, that no proceeds of the SCEM LC Mortgages or of any of the collateral encumbered thereby (which collateral is not also encumbered pursuant to this Agreement) shall be applied to repay any Obligations other than Obligations relating to the SCEM Letter of Credit."

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     3. Amendment to Letter of Credit Agreement. Section I (2) (a) of the Letter
of Credit Agreement is hereby amended by inserting the following proviso at the end thereof but before the semicolon:

        "provided, however, with respect to the SCEM Letter of Credit, Borrower shall pay a fee equal to one half of one percent (.50%) per month on the undrawn amount thereof, as opened or amended (as to expiration date or dollar amount), for the entire term of the SCEM Letter of Credit".

     4. Conditions of Effectiveness. This Amendment No. 1 shall become effective upon satisfaction of the following conditions precedent: Lender shall have received (i) four (4) copies of this Amendment No. 1 executed by Borrower, (ii) an amendment fee equal to $25,000, which fee shall be charged to Borrower's account with Lender on the date of Amendment No. 1, (iii) executed SCEM LC Mortgages in recordable form and in form and substance satisfactory to Lender,
(iv) executed UCC-1 financing statements in form and substance satisfactory to Lender necessary to perfect Lender's Lien upon the assets subject to the Mortgage, (v) a counterpart of the First Amendment to Gas and Natural Gas Liquids Purchase Agreement dated as of October 1, 2000, between Borrower and SPS, and joined in by SCEM, in form and substance satisfactory to Lender (the "First Amendment"), covering SPS's right to offset against payables owing to Borrower by SPS under the Gas and Natural Gas Liquids Purchase Agreement dated as of March 14, 2000, between Borrower and SPS (the "Gas Purchase Agreement"), amounts owing by Borrower to SCEM under the SCEM ISDA Agreement, with Lender's execution of this Amendment No. 1 being evidence of its consent to Borrower's execution of the First Amendment for the purpose of amending the Gas Purchase Agreement to implement the offset provisions contained in the First Amendment,
(vi) an opinion of counsel from Gardere & Wynne in form and substance satisfactory to Lender, (vii) subordination agreement with the Trustee under the Indenture in form and substance satisfactory to Lender and (viii) and such other certificates, instruments, documents and agreements as may be required by Lender or its counsel, each of which shall be in form and substance satisfactory to Lender and its counsel.

     5. Representations and Warranties. Borrower hereby represents and warrants as follows:

        (a) This Amendment No. 1 and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower and are enforceable against Borrower in accordance with their respective terms.

        (b) Upon the effectiveness of this Amendment No. 1, Borrower hereby reaffirms all covenants, representations and warranties made in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 1.

        (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 1.

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        (d) Borrower has no defense, counterclaim or offset with respect to the
Credit Agreement.

        (e) Borrower represents and warrants that the proposed SCEM Hedging Transaction and the issuance of the SCEM Letter of Credit in connection therewith constitute a "Permitted Hedging Transaction" within the meaning of this Agreement and the Indenture.

     6. Effect on the Credit Agreement.

        (a) Upon the effectiveness of Section 2 hereof, each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Credit Agreement as amended hereby.

        (b) Except as specifically amended herein, the Credit Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

        (c) The execution, delivery and effectiveness of this Amendment No. 1 shall not operate as a waiver of any right, power or remedy of Lender, nor constitute a waiver of any provision of the Credit Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

     7. Governing Law. This Amendment No. 1 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

     8. Headings. Section headings in this Amendment No. 1 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 1 for any other purpose.

     9. Counterparts; Facsimile. This Amendment No. 1 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile transmission shall be deemed to be an original signature hereto.

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     IN WITNESS WHEREOF, this Amendment No. 1 has been duly executed as of the day and year first written above.

                                       TRANSTEXAS GAS CORPORATION

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:


                                       GMAC COMMERCIAL CREDIT LLC

                                       By:
                                          --------------------------------------
                                          Name:
                                          Title:

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                                   EXHIBIT 10A

     All defined terms herein not otherwise defined in the Agreement or in the Oil & Gas Credit Facility shall have the meanings ascribed thereto in the Mortgages.

     A. Representations and Warranties. Borrower hereby warrants and represents, as of the date hereof, as follows:

          1. Leases. With respect to Leases covering all wells and Lands to which value has been ascribed in that certain reserve report prepared as of July 1, 2000, by Netherland Sewell & Associates, LLC (the "Netherland Reserve Report") and which are included in the Mortgage Collateral: (a) the Leases are valid, subsisting leases as to all such wells and Lands, and are superior and paramount to all other Oil and Gas Leases respecting the properties to which they pertain and all rentals, royalties and other amounts due and payable in accordance with the terms of the Leases have been duly paid or provided for; (b) the Leases are in full force and effect; and (c) except as disclosed in writing by Borrower to Lender, Borrower, and to the best of Borrower's knowledge all other parties to the Leases, have performed in all material respects all obligations required to be performed by them and are not in material default under nor in receipt of any claim of material default under any Lease, and no event has occurred which, with the passage of time or the giving of notice or both, would cause a material breach of, or default under, any Lease, and Borrower has no knowledge of any material breach or anticipated breach by the other parties to any Lease.

          2. Documents. Each of the existing Material Production Sale Contracts is valid, binding and enforceable in accordance with its respective terms (except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization or moratorium or other similar laws relating to creditor's rights and by general equitable principles which may limit the right to obtain equitable remedies (regardless of whether such enforceability is considered in a proceeding at equity or at law), and except as rights to indemnity thereunder may be limited by applicable law) and is in full force and effect, and no material default on the part of any party thereto exists thereunder. To the best knowledge of Borrower, all amounts due and payable in accordance with the terms of each Material Production Sale Contract have been duly paid or provided for and the obligations to be performed under each of the Material Production Sale Contracts have been duly performed, in all material respects in accordance with the terms of such contracts and any related agreements, and in conformity with all applicable laws, rules, regulations and orders of all courts and regulatory authorities having jurisdiction.

          3. Title. Except for Permitted Liens, Borrower has (a) good and indefeasible title to, and is possessed of, the portion of the Mortgage Collateral constituting the leasehold estates under the Leases referred to in A1 above (b) good and marketable title to the portion of the Mortgage Collateral constituting Pipeline Assets or other personal property for the use and operation of such Pipeline Assets as it has been used in the past and as it is proposed to be used in the business of storing and transporting Hydrocarbons and other products and any lack of title to such Pipeline Assets or personal property related thereto has not had and will not have any material adverse effect on Borrower's

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     ability to use the Pipeline Assets and related personal property as it is proposed to be used in Borrower's business and will not materially increase the cost of such use, and (c) good title to the portion of the Mortgage Collateral constituting personal property that is not described in the foregoing clause (b). Borrower owns, in the aggregate, not more than the amount of undivided working interests and not less than the amount of net revenue interests in the Leases set forth in the Netherland Reserve Report. For purposes of this Paragraph (c), "working interest" shall refer to Borrower's share of expense in the applicable Lease, well or drilling and production unit shown in the Netherland Reserve Report, and "net revenue interest" shall refer to Borrower's share of production from the applicable Lease, well or drilling and production unit after satisfaction of all royalties, overriding royalties, production payments or similar non-operating interests. Each of the Material Production Sale Contracts is free from any material credit, deduction, allowance, defense, dispute, setoff, or counterclaim (other than current charges provided for in such instruments but not yet due and payable), and there is no material extension or indulgence with respect thereto. Borrower is not aware of any defect in or challenge to its ownership of the rights or other interests in any of the Mortgage Collateral that would, individually or in the aggregate, materially lessen the value of the Mortgage Collateral for its use as part of the Pipeline Assets or materially interfere with the ordinary conduct of the business of Borrower or the use of the Mortgage Collateral for the purposes for which held, except as expressly disclosed to Lender in writing.

          4. Contracts. Borrower is not obligated by virtue of any prepayment under any Production Sale Contract, balancing agreement or other similar contract providing for the sale by Borrower of Hydrocarbons, helium and/or other minerals, which contains a "take or pay" clause or under any similar prepayment agreement or arrangement, including, without limitation, "gas balancing agreements" to deliver Hydrocarbons, helium and/or other minerals (amounting to a material portion of the Hydrocarbons, helium and/or other minerals covered hereby) at some future time without then or thereafter receiving full payment therefor.

          5. Producing Wells. All producing wells located on the Lands have been drilled, operated and produced in conformity in all material respects with all applicable laws, rules, regulations and orders of all regulatory authorities having jurisdiction and are subject to no material penalties on account of past production, and such wells are, in fact, bottomed under and are producing from, and the well bores are wholly within, the Lands.

          6. Pipelines and Pipeline Assets. All Pipelines and Pipeline Assets have been constructed and operated in conformity in all material respects with all applicable laws, rules, regulations and orders of all regulatory authorities having jurisdiction and, except as expressly disclosed in writing to Lender, are subject to no material penalties on account of past operations.

     B. Particular Covenants and Agreements of Borrower. Borrower hereby covenants to Lender as follows:

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

          1. Operation of Mortgage Collateral. So long as the Obligations or any part thereof remains unpaid, and whether or not Borrower is the operator of the Mortgage Collateral, Borrower shall, at Borrower's own expense:

               (a) do all things necessary to keep unimpaired Borrower's rights and remedies in or under the Mortgage Collateral and, except as otherwise permitted in this Agreement or in the Oil & Gas Credit Facility, shall (i) not abandon any well or forfeit, surrender, release or default under (other than any abandonment, forfeiture, surrender, release or default that, individually or in the aggregate with all other such defaults, would not have a Material Adverse Effect) any Lease to which value has been ascribed in the Proved Reserve Report, or in the event Borrower is not the operator, shall use commercially reasonable efforts to prevent any of the above, unless undertaken in the ordinary course of business, (ii) enter into or otherwise acquire obligations under Production Sale Contracts (as defined in the Mortgages) only on terms and conditions to which a reasonably prudent producer, seller, purchaser, or processor, as applicable, of Subject Minerals, would agree, and (iii) not abandon, sell, convey, assign, lease or otherwise transfer any right, title or interest of Borrower into or under the Pipelines or the Pipeline Assets, or consent to any of the foregoing, except as permitted in
          Section 6.2 of the Oil & Gas Credit Facility;

               (b) except as otherwise permitted in this Agreement or in the Oil & Gas Credit Facility, perform or cause to be performed, each and all covenants, agreements, terms, conditions and limitations imposed upon Borrower or its predecessors in interest (except where any failure to so perform or cause to be performed, individually or in the aggregate with all other such failures, would not have a Material Adverse Effect) and expressly contained in (i) the Leases and any instrument or document relating thereto, and (ii) any assignment or other form of conveyance, under or through which the Leases, the Pipelines, Pipeline Assets, Lands, or Rights-of-Way and Franchises, or an undivided interest therein are now held, and perform or cause to be performed all implied covenants and obligations imposed upon Borrower in connection therewith or with any document or instrument relating thereto;

               (c) cause, or in the event Borrower is not the operator of the Subject Interests or the Pipeline Assets, use commercially reasonable efforts to cause, the Subject Interests and the Pipeline Assets to be maintained, developed, protected against drainage, and continuously operated for the production of Hydrocarbons, helium and/or other minerals, and the gathering, storing, transmission and distribution of Hydrocarbons, as applicable, in a good and workmanlike manner as would be operated by a prudent operator and in compliance in all material respects with all applicable operating agreements and contracts, and all applicable federal, state and local laws, rules and regulations, excepting those being contested in good faith in such a manner as not to jeopardize Lender's rights in and to the Subject Interests or the Pipeline Assets, as applicable;

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

               (d) except as otherwise permitted in this Agreement or in the Oil & Gas Credit Facility, cause to be paid, promptly as and when due and payable, except where the failure to make any such payments would not, individually or in the aggregate, have a Material Adverse Effect, all rentals, delay rentals, royalties and Obligations payable in respect of the Subject Interests, and all expenses incurred in or arising from the operation or development of the Subject Interests, or, in the event Borrower is not the operator, shall use its best efforts to cause each of the foregoing to be paid;

               (e) cause the Equipment necessary for the Borrower's business operations to be kept in good and effective operating condition (reasonable wear and tear excepted) and all repairs, renewals, replacements, additions and improvements thereof or thereto, needful to the production of the Subject Minerals, to be promptly made;

               (f) except as otherwise permitted in this Agreement or in the Oil & Gas Credit Facility, cause the Pipelines to be kept in good and effective operating condition (reasonable wear and tear excepted), and all repairs, renewals, replacements, additions and improvements thereof or thereto, necessary to the gathering, storing, transmission and distribution of Hydrocarbons through the Pipelines, to be promptly made;

               (g) deliver, or cause to be delivered, to Lender a copy of any notice, demand or other communication from any other party to any material Leases or any material Production Sale Contract, relating to any alleged, potential or actual material breach thereunder or material breach of any of the covenants, agreements, terms, or limitations thereof or purporting to terminate or in any other way adversely affect the rights of Borrower thereunder.

          2. Recording, Etc. Borrower will promptly and at Borrower's expense record, register, deposit and file this and every other instrument in addition or supplemental hereto in such offices and places and at such times and as often as may be necessary to perfect, preserve, protect and renew the lien and security interest hereof as a recorded lien on the real property and fixtures now or hereafter comprising the Mortgage Collateral and perfected security interest on the personal property and fixtures now or hereafter comprising the Mortgage Collateral, as the case may be and the rights and remedies of the Lender hereunder, and otherwise will do and perform all matters or things necessary or expedient to be done or observed by reason of any law or regulation of the State of Texas or of the United States of America or any other state of the United States or of any other competent authority, for the purpose of effectively creating, maintaining and preserving the lien and security interest created by this Agreement and the Mortgages and the perfection and priority thereof.

          3. Records, Statements and Reports. Borrower will keep proper books of record and account in which complete and correct entries will be made of Borrower's transactions in accordance with GAAP consistently applied.

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

          4. Further Assurances. Borrower will execute and deliver such other and further instruments and will use its best efforts to do such other and further acts as in the opinion of Lender may be necessary or desirable to carry out more effectively the purposes of the Mortgages, including, without limiting the generality of the foregoing, (a) prompt correction of any defect which may hereafter be discovered in the title to the Mortgage Collateral or any part thereof other than Permitted Liens or in the execution and acknowledgment of the Mortgages, the Notes or other document executed in connection herewith or therewith, (b) prompt execution and delivery of all division or transfer orders that in the opinion of the Lender are needed to transfer effectively to Lender the assigned proceeds of production from the Subject Interests, (c) obtaining any necessary governmental approvals, including, without limitation, those of the State of Texas and (d) prompt execution of any supplements or amendments to this Agreement for purposes of memorializing the encumbrance of any after acquired property.

          5. Adverse Claim. Borrower will warrant and forever defend, subject to the Permitted Liens, the title to the Mortgage Collateral unto the Lender against every Person whomsoever lawfully claiming the same or any part thereof. Should an adverse claim be made against or a cloud develop upon the title to any part of the Mortgage Collateral, other than Permitted Liens, or upon the lien and security interest created by the Mortgage, Borrower agrees that it will immediately defend such adverse claim or take appropriate action to remove such cloud at Borrower's expense, and Borrower further agrees that after prior notice to Borrower, Lender may take such other action as it deems advisable to protect and preserve their interests in the Mortgage Collateral, and, in such event, Borrower will indemnify Lender against any and all costs, attorneys' fees and other expenses which it or they may incur in defending against any such adverse claim or taking action to remove any such cloud.

          6. Notice of Pooling or Unitization. Except as otherwise provided in the Mortgages hereof, Borrower will promptly notify Lender in writing upon the first filing of any petition or request with any governmental or regulatory agency regarding any pooling or unitization arrangement pertaining to the Mortgage Collateral or any part thereof, and any pooling or unitization arrangement which is imposed or which Borrower learns may be imposed on the Mortgage Collateral or any part thereof, which would cause Borrower to suffer a significant reduction in income on a monthly basis from the Mortgage Collateral.

          7. Compliance with Operating Agreements. Borrower agrees to promptly pay all bills for labor and materials incurred in the operation of the Mortgage Collateral and will promptly pay its share of all costs and expenses incurred under any joint operating agreement affecting the Mortgage Collateral or any portion thereof (except for those amounts being disputed in good faith and for which adequate reserves have been made); will furnish Lender, as and when requested, full information as to the status of any joint account maintained with others under any such operating agreement; will not take any action to incur any liability or lien thereunder.

          8. Evidence of Title. Promptly upon receipt of a written request from Lender, Borrower will furnish and deliver, at the election of Lender , either (a) complete

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

     or supplemental abstracts of title, as the case may be, prepared by competent abstractors, or (b) title opinions prepared by competent legal counsel and, in either event, covering title to property described in the most recent Proved Reserve Report delivered under the Oil and Gas Credit Facility from the sovereignty of the soil to the latest practicable date, when taken together with abstracts and/or title opinions previously furnished to Lender by Borrower. Should Borrower fail to furnish such abstracts upon such request, Lender may obtain such abstracts, and any and all costs incurred thereby shall be payable by Borrower to Lender upon demand at the principal offices of Lender. The abstracts shall be and constitute a part of the Mortgage Collateral as defined above.

          9. Notification of Legal Proceedings. Borrower will notify Lender promptly and in writing of the commencement of any legal material proceedings affecting the Mortgage Collateral or any part thereof, and will take such action as may be necessary to preserve the rights of Borrower, the Lender affected thereby; and should Borrower fail or refuse to take any such action, Lender may at its election take such action on behalf and in the name and at the cost and expense of Borrower.

          10. Transfer or Division Orders. Upon written request of Lender, Borrower will execute and deliver written notices of assignments to any persons, corporations or other entities owing or which may in the future owe to Borrower monies or accounts arising in connection with (a) any oil, gas or mineral production from all or any portion of the Mortgage Collateral; (b) any gas contracts, processing contracts or other contracts relating to all or any portion of the Mortgage Collateral; or (c) the operation of or production from all or any portion of the Mortgage Collateral. The notices of assignments shall advise the third parties that all of the monies or accounts described above have been assigned to Lender, and if required by Lender, shall also require and direct that future payments thereof, including amounts then owing and unpaid, be paid directly to Lender.

          11. Performance of Gas Contracts. Borrower will perform and observe in all material respects all of its obligations under each contract relating to the sale of gas produced from or attributable to the Mortgage Collateral except where the failure to do so could not have a Material Adverse Effect.

          12. Borrower Holds as Nominee. In the event that the Lender forecloses or attempts to foreclose on the Mortgage Collateral, but such foreclosure will not become effective as to some or all of the Mortgage Collateral unless and until the consent of a third party is obtained, then Borrower agrees to hold title to such portion of the Mortgage Collateral as nominee for Lender or any other party who would have acquired such Mortgage Collateral at foreclosure until such time as the necessary consents are obtained. In acting as nominee, Borrower shall take such acts, and only such acts, with respect to the Mortgage Collateral as Lender or any other party who would have acquired the same may direct and the beneficial interest under such Mortgage Collateral shall run to Lender or such other party. Borrower shall enter into a nominee agreement in form and substance satisfactory to Lender or such other party and execute any other documents or agreements reasonably necessary to effectuate the provisions of this section.

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